UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2015

Special Diversified Opportunities Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22400	56-1581761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE		19803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(302) 824-7062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

Special Diversified Opportunities Inc. (the “Company”) plans to hold its 2015 Annual Meeting of Stockholders on June 23, 2015. This date is more than 30 days after the anniversary of the Company’s 2013 Annual Meeting of Stockholders. As a result, in accordance with the Company’s Amended and Restated Bylaws, as amended, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), written notice from a stockholder interested in bringing business before the Company’s 2015 Annual Meeting of Stockholders or nominating a director candidate for election at the Company’s 2015 Annual Meeting of Stockholders, including, any notice on Schedule 14N, must be received by no later than 5:00 p.m., Eastern time, on April 16, 2015 at the Company’s principal executive office, 1521 Concord Pike, Suite 301 Wilmington, DE, 19803. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Amended and Restated Bylaws, as amended. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting of Stockholders must comply with the requirements, including the deadline, set forth above as well as the all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Special Diversified Opportunities Inc.

March 26, 2015	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Vice President – Finance and Chief Financial Officer